UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 16, 2008

GRAMERCY CAPITAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-32248	06-1722127
(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Hugh F. Hall Resignation

On April 16, 2008, Hugh F. Hall resigned from the Board of Directors (the “Board”) of Gramercy Capital Corp. (the “Company”) and as the Chief Operating Officer of the Company to pursue other opportunities.

In connection with his resignation, Mr. Hall entered into a separation agreement (the “Separation Agreement”) with the Company.  Under the Separation Agreement, all equity awards that Mr. Hall received from the Company that were scheduled to vest on or before August 2, 2008 will vest notwithstanding his termination, and all other unvested equity awards that he received from the Company will be forfeited.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Robert R. Foley Promotion to Chief Operating Officer

On April 16, 2008, the Board appointed Robert R. Foley as Chief Operating Officer of the Company, and Mr. Foley stepped down as the Company’s Chief Financial Officer.  In connection with this appointment, Mr. Foley’s existing employment and non-competition agreement (the “Employment Agreement”) with the GKK Manager LLC, the external manager of the Company (the “Manager”), was amended, and the Company granted Mr. Foley 13,171 shares of restricted common stock of the Company (“Common Stock”).  The shares of restricted Common Stock are scheduled to vest on May 16, 2008 subject to Mr. Foley’s continued employment with the Manager.

The Employment Agreement was amended to extend the term through August 2, 2010 and reflect Mr. Foley’s new position with the Company.  In addition, the parties agreed that in the event of Mr. Foley’s employment under the Employment Agreement is terminated by the Manager without “Cause” or by Mr. Foley with “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Foley will receive 12 months of accelerated vesting under any equity awards granted to him by the Company as well as certain severance payments and benefits to be provided by the Manager.  Previously, under the Employment Agreement, Mr. Foley had been entitled to two years of accelerated vesting under any equity awards granted to him by the Company in the event of such a termination.  A copy of the amendment to the Employment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.  The summary of the amendment to the Employment Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Mr. Foley has been a Managing Director of the Manager, a subsidiary of SL Green Realty Corp. (“SL Green”), and the Chief Financial Officer of the Company since August 2004.  From May 2004 until August 2004, he worked as an independent consultant advising SL Green on the development of the Company’s business plan.  Before working with SL Green, Mr. Foley was a Vice President in the Special Situations Group of Goldman, Sachs & Co., (“Goldman”), where from 2000 until 2004, he directed that firm’s principal investment activities in commercial real estate B notes, mezzanine loans, preferred equity and distressed debt.  From 1997 to 2000, Mr. Foley was responsible at Goldman for the structuring, capital commitment, pricing and distribution of mezzanine debt, non-securitized commercial mortgage loans and loans to real estate investment trusts and real estate operating companies.  From 1988 until 1997, Mr. Foley held a range of senior capital markets, principal investing and client relationship management roles with Bankers Trust Company and BT Securities Corporation (now Deutsche Bank) in New York and Los Angeles.  From 1981 to 1986, Mr. Foley was an accountant and consultant in the San Francisco office of Touche, Ross & Co. (now Deloitte & Touche), an international independent public accounting firm.  Mr. Foley earned B.A. degrees in Economics and Political Science from Stanford University in 1981, and an M.B.A. from The Wharton School of the University of Pennsylvania in 1988.  Mr. Foley is a certified public accountant.  Mr. Foley is 48 years old.

John B. Roche Appointment as Chief Financial Officer

On April 16, 2008, the Board appointed John B. Roche as Chief Financial Officer of the Company.  In connection with this appointment, the Company granted Mr. Roche 60,000 shares of restricted Common Stock and options to purchase 50,000 shares of Common Stock.

The shares of restricted Common Stock granted to Mr. Roche are scheduled to vest as follows, subject to his continued employment with the Manager through such date:  16,250 shares vest on April 16, 2009; 16,250 shares vest on April 16, 2010; and 27,500 shares vest on April 16, 2011.  However, the vesting of 5,000 of the shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria.  The performance-based vesting each year is based on the Company’s achievement of any of the following performance hurdles during the prior year (or on a cumulative basis since 2008):  (1) 7% increase in FFO per share, (2) 12% total return to shareholders during the prior year or (3) total return to shareholders in the top third of the Company’s peer group, as determined by the Company’s Compensation Committee.

The options granted to Mr. Roche have an exercise price of $18.98, which was the closing price of the Common Stock on the New York Stock Exchange on April 15, 2008, and are scheduled to vest as follows, subject to Mr. Roche’s continued employment with the Manager through such date:  16,666 shares vest on April 16, 2009; 16,667 shares vest on April 16, 2010; and 16,667 shares vest on April 16, 2011.

In connection with Mr. Roche’s appointment, the Company and Mr. Roche also entered into a severance agreement (the “Severance Agreement”) pursuant to which Mr. Roche will be entitled to receive certain benefits upon the termination of his employment with the Manager.  The Severance Agreement provides for an original term of three years with one automatic one-year extension and subsequent automatic six-month extensions, unless either party gives the other party at least three-months written notice that the Severance Agreement is not to be extended.  Pursuant to the Severance Agreement, if Mr. Roche’s employment with the Manager is terminated by the Manager without “Cause” or by Mr. Roche with “Good Reason” (as such terms are defined in Mr. Roche’s employment agreement with the Manager as in effect from time to time), Mr. Roche will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than those made under outperformance plans.  In addition, if Mr. Roche’s employment with the Manager is terminated due to his death or disability, he will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than those made under outperformance plans.  A copy of the Severance Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.  The summary of the Severance Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Before joining the Company, Mr. Roche had served as a real estate consultant from February 2008 to April 2008.  Prior to serving as a consultant, Mr. Roche served as Executive Vice President and Chief Financial Officer of New Plan Excel Realty Trust, Inc., a publicly traded real estate investment trust that owned over 450 shopping centers encompassing more than 65 million square feet.  Mr. Roche had served as Chief Financial Officer from May 2000 until March 2002 and as Executive Vice President and Chief Financial Officer from March 2002 until April 2007, when he departed upon the closing of the sale of New Plan Excel Realty Trust, Inc. to Centro Properties Group.  While at New Plan Excel Realty Trust, Inc., he oversaw the issuance of $2 billion of debt and equity and facilitated acquisitions and dispositions of assets in excess of $5 billion and $700 million of redevelopment projects.  From May 1998 until May 2000, Mr. Roche was Senior Vice President of the financial services division of The Related Companies, a fully integrated real estate firm.  He also spent six years in public accounting with the firms of Peat Marwick & Mitchell and later, at Kenneth Leventhal & Co.  He has been a Certified Public Accountant in New York since 1986.  Mr. Roche earned a B.A. in Accounting from Queens College, City University of New York in 1984 and an M.B.A. from the Executive Program at Columbia Business School, Columbia University in 1996. Mr. Roche is 50 years old.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Separation Agreement, dated as of April 16, 2008, by and between the Company and Hugh F. Hall

10.2	First Amendment to Employment and Non-Competition Agreement, dated as of April 16, 2008, by and between the Company and Robert R. Foley
10.3	Severance Agreement, dated as of April 16, 2008, by and between the Company and John B. Roche

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Date: April 22, 2008	By:	/s/ John B. Roche
		Name:	John B. Roche
		Title:	Chief Financial Officer